UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021 (February 16, 2021)

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
(Address of principal executive offices)

(859) 244-7455
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☒

Ramaco Resources, Inc., a Delaware corporation (the “Company”) hereby amends its Current Report on Form 8-K filed on February 18, 2021, as set forth in this Amendment No. 1 on Current Report on Form 8-K/A, to disclose the appointment E. Forrest Jones, Jr., a recently appointed director, to the newly established Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of the Company, and to disclose the appointment of David E. K. Frischkorn, Jr., a recently appointed director, to the Compensation Committee of the Board.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, the Board approved the appointments of David E. K. Frischkorn, Jr. and E. Forrest Jones, Jr. to serve as members of the Board with terms expiring at the Company’s annual meeting of stockholders in 2021 or until their earlier death, resignation, disqualification or removal. At the time of their appointments, the Board affirmatively determined that each of Messrs. Frischkorn and Jones is an independent director in accordance with the standards for independence set forth in the NASDAQ Stock Market Rules. At the time of their appointments, the Board had not made any determinations regarding the committees of the Board to which Messrs. Jones and Frischkorn would be appointed. On February 16, 2021, the Board appointed Mr. Jones as a member of the Board’s Nominating and Corporate Governance Committee, which committee was established by action of the Board on February 16, 2021. In addition, on February 16, 2021, the Board appointed Mr. Frischkorn as a member of the Compensation Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.
By:	/s/ Randall W. Atkins
Name: Title:	Randall W. Atkins Chief Executive Officer

Date:     February 22, 2021